UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 17, 2011

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THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-24347 (Commission File Number)	65-0694077 (IRS Employer Identification No.)
2000 Ultimate Way, Weston, Florida___ (Address of principal executive offices)		33326 (Zip Code)

                       (954) 331-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K, filed May 17, 2011 (the “Original Filing”), in which the Ultimate Software Group, Inc. and subsidiaries (“Ultimate” or the “Company”) reported voting results for its annual meeting of stockholders held on May 17, 2011 (the “Annual Meeting of Stockholders”) including the voting results for both Ultimate’s non-binding stockholder advisory vote on the compensation of its named executive officers (the “Say-on-Pay Vote”) and Ultimate’s non-binding stockholder advisory vote regarding the frequency for future Say-on-Pay Votes.  Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 17, 2011, Ultimate reported in the Original Filing that a majority of its stockholders entitled to vote at the Annual Meeting of Stockholders had voted to recommend, on a non-binding advisory basis, an annual frequency for future Say-on-Pay Votes.

On July 25, 2011, Ultimate’s Board of Directors determined that, consistent with the Board of Directors’ recommendation for the Annual Meeting of Stockholders, Ultimate will hold future Say-on-Pay Votes on an annual basis until the next time the frequency of such vote is submitted to a vote of the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.

By: /s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Dated: July 27, 2011